Listed on the New York Stock Exchange (CLP)	NEWS RELEASE

COLONIAL PROPERTIES TRUST
REPORTS INCREASED EARNINGS FOR FOURTH QUARTER AND YEAR END 2004

BIRMINGHAM, Ala., January 24, 2005—Colonial Properties Trust (NYSE: CLP) (the “Company”) a real estate investment trust (REIT) that owns a diversified portfolio of multifamily, office and retail properties, today reported financial results for the quarter and year ended December 31, 2004.

For the quarter ended December 31, 2004,

Net income available to common shareholders was $15.0 million or $0.54 per fully diluted share (EPS), an increase from $9.8 million, or $0.37 per fully diluted share for the same period in 2003.

Funds from operations (FFO), a widely accepted measure of REIT performance, increased to $39.9 million, or $1.05 per fully diluted share/unit (FFOPS), from $36.0 million, or $0.97 per share/unit in the fourth quarter 2003. A reconciliation from net income available to common shareholders to funds from operations is provided in the attached tables.

For the year ended December 31, 2004,

Net income available to common shareholders was $39.8 million, or $1.45 per share, an increase from $32.5 million, or $1.29 per fully diluted share, for the year 2003.

FFO increased to $137.6 million, or $3.64 per fully diluted share/unit, from $123.0 million, or $3.45 per fully diluted share/unit for the year 2003, representing a 5.5 percent increase per fully diluted share/unit.

Highlights for the fourth quarter

•	Announced intention to merge with Cornerstone Realty Income Trust (NYSE: TCR).

•	Entered into a joint venture with DRA Advisors.

•	Paid a dividend of $0.67 per common share in October.

•	Multifamily:

•	On a same-property basis, posted an NOI increase of 5.5 percent over the comparable period last year.

•	Occupancies for stabilized properties at year end were 94.6 percent.

•	Acquired three new multifamily properties; sold one property.

•	Office:

•	On a same property basis, increased NOI 0.1 percent from prior year’s fourth quarter.

•	Occupancies at the end of the period for stabilized properties were 92.4 percent, up 20 basis points from third quarter of 2004.

•	Acquired 177,000 square feet of property in Huntsville, Alabama.

•	Retail:

•	On a same-property basis, realized a 1.4 percent increase in NOI compared to fourth quarter 2003.

•	Occupancies at the end of the period for stabilized properties were 91.4 percent, 150 basis points higher than third quarter of 2004.

•	Completed the sale of Orlando Fashion Square during the quarter.

•	Announced the development of a 450,000-square-foot lifestyle center in Birmingham, Alabama.

Listed on the New York Stock Exchange (CLP)	NEWS RELEASE

In comments summarizing the fourth quarter, Thomas H. Lowder, Colonial Properties’ Chairman and Chief Executive Officer, stated, “We have significant momentum in our multifamily and retail divisions. Occupancy rates are above 91 percent in each division. As we head into 2005, we are poised to participate in the expected growth of the economy and, in particular, the recovery of the multifamily sector.”

Acquisitions and Developments

•	On October 25, Colonial Properties announced its intention to merge with Cornerstone Realty Income Trust. The Richmond-based company owns and operates a multifamily portfolio with more than 23,000 units. With a total value of approximately $1.5 billion, the transaction is expected to close at the end of March 2005. The Securities and Exchange Commission (SEC) has elected not to review the Company’s S-4 filing.

•	The Company entered into a joint venture with DRA Investments to acquire a 20 percent interest in 16 multifamily properties located in Las Vegas, Phoenix, Tucson and Albuquerque. Colonial Properties manages the 4,223 units with a current average occupancy of 93%.

•	On October 29, the Company acquired two multifamily properties in North Carolina. Colonial Grand at Beverly Crest in Charlotte, North Carolina has 300 units and is currently 89% occupied. Colonial Village at Patterson Place in Durham has 252 units and is also 89% occupied. The purchase price for each was $23.2 million and $21.5 million, respectively.

•	On December 7, Colonial Properties acquired Colonial Grand at McGinnis Ferry in Atlanta, Georgia for $40.0 million. The 434-unit multifamily property is 98% occupied.

•	Purchased office property in Research Place Office Park in Huntsville, Alabama totaling 177,000 square feet for $17.1 million at a capitalization rate of 10.4%. The property is 96.2% occupied.

•	The Company announced the development of Colonial Pinnacle at Tutwiler Farm in Birmingham, Alabama on November 24. The 450,000 square foot lifestyle center is scheduled to open October 2006 and will be anchored by Belk, Parisian, JC Penney and Best Buy.

Dispositions

•	On December 2, Colonial Properties and its joint venture partner completed the sale of its interest in Orlando Fashion Square. The total sales price was $123.2 million which represents a capitalization rate of 7.5%.

•	The Company sold its 178 unit multifamily property, Colonial Village at Vernon Marsh in Savannah, Georgia on October 15. The sales price was $10.0 million.

•	Colonial Properties has received bids for each of its malls which are being marketed for sale by Granite Partners. The Company is reviewing the bids and will complete its plans for these assets by the second quarter of 2005.

Financing Activities

During the fourth quarter, senior management of the Company met with Fitch, Moody’s and S&P. Each rating agency has affirmed the investment grade ratings for the company’s bonds of BBB-, Baa3 and BBB-, respectively.

Portfolio Overview

Multifamily: The Company owns and/or manages 29,100 units. This is comprised of 45 wholly owned properties totaling approximately 15,489 units with 94.7 percent occupancy; a partial interest in 33 properties with over 9,520 units. Additionally, the Company provides third party management services for approximately 4,100 units.

Listed on the New York Stock Exchange (CLP)	NEWS RELEASE

Office: Colonial Properties owns or manages 6.8 million square feet of office space. The Company’s office portfolio includes 26 wholly owned properties and one partially owned property that together total 5.9 million square feet. The Company manages an additional eight properties totaling 0.9 million square feet.

Retail: The Company owns and/or manages assets approximating 15.6 million square feet of retail centers, which is comprised of 45 wholly owned properties, 3 partially owned properties and management of another 4 centers.

EPS and FFO Per Share Guidance

The Company’s guidance for the first-quarter and full-year 2005 for fully diluted EPS and FFOPS is set forth and reconciled below.

	First-Quarter 2005 Range			Full-Year 2005 Range
	Low	-	High	Low	-	High

Fully Diluted EPS	$2.92	-	$2.94	$4.45	-	$4.53

Plus: Real Estate Depreciation & Amortization	0.80	-	0.80	2.28	-	2.28

Less: Gain on Sale of Assets	(2.85)	-	(2.85)	(3.05)	-	(3.05)

Fully Diluted FFOPS	$0.87	-	$0.89	$3.68	-	$3.76

“Our top priorities in 2005 are to close the merger with Cornerstone, integrate the two companies efficiently and execute our plans for asset dispositions and reinvestments,” Lowder stated. “We will also focus on our balance sheet in order to reduce our effective leverage and regain more flexibility.”

For additional details of disposition and investment activities, see the Company’s detailed Supplemental Financial Highlights available on Colonial Properties’ website.

Conference Call and Supplemental Materials

Colonial Properties will hold its quarterly conference call Tuesday, January 25th at 11:00 a.m. Central time. The call will include a review of the Company’s fourth-quarter and full year 2004 performance and discussion of its strategy and current expectations for the future.

To participate, dial 1-877-500-9123. As with previous calls, a replay will be available for one week by dialing 800-642-1687; the Conference ID will be 3094365. Access to the live call and a replay will be available through the Company’s website at http://www.colonialprop.com under “Investor Relations: Shareholder Information.”

Colonial Properties produces a supplemental information package that provides detailed information regarding operating performance, investing activities and the Company’s overall financial position. Additionally, 2005 earnings guidance is available in the supplemental. For a copy of Colonial Properties’ detailed Supplemental Financial Highlights, please visit the Company’s website at http://www.colonialprop.com under the “Investor Relations: Financial Reporting” tab or contact Barbara Pooley in Investor Relations at 800-645-3917.

Listed on the New York Stock Exchange (CLP)	NEWS RELEASE

Company Summary

Colonial Properties Trust is a diversified REIT that, through its subsidiaries, owns a portfolio of multifamily, office and retail properties where you live, work and shop in Alabama, Florida, Georgia, Mississippi, North Carolina, South Carolina, Tennessee, Texas and Virginia. Colonial Properties Trust performs development, acquisition, management, leasing and brokerage services for its portfolio and properties owned by third parties. Colonial Properties Trust is a diversified REIT, which has a total market capitalization in excess of $3.5 billion. The foundation of Colonial Properties’ success is its live, work and shop diversified investment strategy. The Company manages or leases 29,100 apartment units, 6.8 million square feet of office space and 15.6 million square feet of retail shopping space. Additional information on Colonial Properties Trust is available on the Internet at www.colonialprop.com. The Company, headquartered in Birmingham, Ala., is listed on the New York Stock Exchange under the symbol “CLP” and is included in the S&P SmallCap 600 Index.

Forward Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Except for the historical information contained herein, this news release contains forward-looking statements regarding Company and property performance, and is based on the Company’s current expectations and judgment. Actual results could vary materially depending on risks and uncertainties inherent to general and local real estate conditions, competitive factors specific to markets in which Colonial Properties operates, legislative or other regulatory decisions, future interest rate levels or capital markets conditions. The Company assumes no liability to update this information. For more details, please refer to the Company’s SEC filings, including its most recent Annual Report on Form 10-K and quarterly reports on Form 10-Q.

Additional Information about the Merger and Where to Find It
In connection with the proposed merger of Cornerstone Realty Income Trust, Inc. with and into Colonial Properties Trust, Cornerstone and Colonial have filed and will continue to file relevant materials with the Securities and Exchange Commission, including a registration statement on Form S-4 that will contain a prospectus and a joint proxy statement. INVESTORS AND SECURITY HOLDERS OF CORNERSTONE AND COLONIAL ARE URGED TO READ THE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CORNERSTONE, COLONIAL AND THE MERGER. The proxy statement, prospectus and other relevant materials (when they become available), and any other documents filed by Cornerstone and Colonial with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Colonial by directing a written request to Colonial Properties Trust, 2101 Sixth Avenue North, Suite 750, Birmingham, Alabama 35203, Attention: Investor Relations, and free copies of the documents filed with the SEC by Cornerstone by directing a written request to Cornerstone Realty Income Trust, Inc., 306 East Main Street, Richmond, Virginia 23219, Attention: Investor Relations. Investors and security holders are urged to read the proxy statement, prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the merger.

Cornerstone, Colonial and their respective executive officers, trustees and directors may be deemed to be participants in the solicitation of proxies from the security holders of Cornerstone and Colonial in connection with the merger. Information about those executive officers and directors of Cornerstone and their ownership of Cornerstone common shares is set forth in the proxy statement for Cornerstone’s 2004 Annual Meeting of Shareholders, which was filed with the SEC on April 8, 2004. Information about the executive officers and trustees of Colonial and their ownership of Colonial common stock and limited partnership units in Colonial Realty Limited Partnership is set forth in the proxy statement for Colonial’s 2004 Annual Meeting of Shareholders, which was filed with the SEC on March 22, 2004. Investors and security holders may obtain additional information regarding the direct and indirect interests of Cornerstone, Colonial and their respective executive officers, trustees and directors in the merger by reading the proxy statement and prospectus regarding the merger when they become available.

Listed on the New York Stock Exchange (CLP)	NEWS RELEASE

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

- # # # -

Contact:	Barbara M. Pooley, Senior Vice President – Investor Relations, 800-645-3917
Linda S. Geiss, Vice President – Media Relations, 205.250.8768

EXHIBIT 99.1

COLONIAL PROPERTIES TRUST
Financial Statements
Fourth Quarter 2004

BALANCE SHEET

($ in 000s)	As of	As of
	12/31/2004	12/31/2003

ASSETS
Real Estate Investments
Operating Properties	$2,700,016	$2,378,835
Undeveloped Land & Construction in Progress	158,954	114,262

Total Real Estate, before Depreciation	2,858,970	2,493,097

Less: Accumulated Depreciation	(437,635)	(419,827)
Real estate assets held for sale, net	167,712	11,691

Net Real Estate Assets	2,589,047	2,084,961

Cash and Equivalents	10,725	8,070
Restricted Cash	2,333	1,879
Accounts Receivable, net	20,642	10,262
Notes Receivable	906	2,504
Prepaid Expenses	11,238	6,587
Deferred Debt and Lease Costs	36,749	25,832
Investment in Unconsolidated Subsidiaries	65,472	37,496
Other Assets	64,230	17,336

Total Assets	$2,801,343	$2,194,927

LIABILITIES
Long-Term Liabilities
Unsecured Credit Facility	$239,970	$205,935
Notes and Mortgages Payable	1,615,817	1,050,145
Mortgages Payable related to real estate held for sale	—	11,785

Total Long-Term Liabilities	1,855,787	1,267,865

Other Liabilities	74,548	55,275

Total Liabilities	1,930,335	1,323,140

MINORITY INTEREST & EQUITY

Minority Interest	1,389	—

Preferred Shares and Units, at Liquidation Value
Series B 7 1/4%, Preferred Units	100,000	100,000
Series C 9 1/4%, Preferred Shares	50,000	50,000
Series D 8 1/8%, Preferred Shares	125,000	125,000

Total Preferred Shares and Units, at Liquidation Value	275,000	275,000

Common Equity, including Minority Interest	594,619	596,787

Total Equity, including Minority Interest	871,008	871,787

Total Liabilities and Equity	$2,801,343	$2,194,927

SHARES & UNITS OUTSTANDING, END OF PERIOD

(shares and units in 000s)	As of	As of
	12/31/2004	12/31/2003

Basic
Shares	27,599	26,395
Operating Partnership Units (OP Units)	10,373	10,361

Total Shares & OP Units	37,972	36,756

Dilutive Common Share Equivalents	341	266

Diluted
Shares	27,940	26,661
Total Shares & OP Units	38,313	37,022

4Q04	-1-	NYSE: CLP

COLONIAL PROPERTIES TRUST
Financial Statements
Fourth Quarter 2004

CONSOLIDATED STATEMENTS OF INCOME

($ in 000s, except per share data)	Three Months Ended			Twelve Months Ended
	12/31/2004	12/31/2003		12/31/2004	12/31/2003
Revenue
Minimum Rent	$77,351	$60,502	27.8%	$276,284	$235,815	17.2%
Percentage Rent	1,359	1,380	-1.5%	2,735	2,494	9.7%
Tenant Recoveries	8,535	7,273	17.4%	30,132	28,777	4.7%
Other Property Related Revenue	5,643	4,220	33.7%	19,977	18,190	9.8%
Other Non-Property Related Revenue	3,648	804	353.7	8,282	4,728	75.2%

Total Revenue	96,536	74,179	30.1%	337,410	290,004	16.3%

Operating Expenses
Property Operating Expenses:
General Operating Expenses	6,875	5,482	25.4%	25,135	21,807	15.3%
Salaries and Benefits	4,915	3,779	30.1	17,212	14,233	20.9%
Repairs and Maintenance	8,590	6,447	33.2%	30,896	26,790	15.3%
Taxes, Licenses, and Insurance	8,495	6,671	27.3%	31,786	27,034	17.6%

Total Property Operating Expenses	28,875	22,379	29.0%	105,029	89,864	16.9%

General and Administrative	9,078	4,480	102.6%	27,208	19,481	39.7%
Depreciation	23,926	18,324	30.6%	84,475	72,093	17.2%
Amortization	4,845	2,080	132.9%	13,411	7,762	72.8%

Total Operating Expenses	66,724	47,263	41.2%	230,123	189,200	21.6%

Income from Operations	29,812	26,916	10.8%	107,287	100,804	6.4%

Other Income (Expense)
Interest Expense	(22,870)	(16,655)	37.3%	(78,933)	(66,613)	18.5%
Income from Investments	385	155	148.4%	990	130	661.5%
Gain (Loss) on Hedging Activities	245	(35)	-800.0%	387	(361)	-207.2%
Gain on Sale of Property	1,587	1,648	-3.7%	4,608	7,704	-40.2%
Other	(415)	35	-1285.7%	(691)	(121)	471.1%

Total Other Expense	(21,068)	(14,852)	41.9%	(73,639)	(59,261)	24.3%

Income before Minority Interest & Discontinued Operations	8,744	12,064	-27.5%	33,648	41,543	-19.0%

Minority Interest
Minority Interest of limited partners	(245)	—		(281)	—
Minority Interest in CRLP - Preferred	(1,813)	(2,218)	-18.3%	(7,493)	(8,873)	-15.6%
Minority Interest in CRLP - Common	(817)	(1,667)	-51.0%	(3,064)	(3,822)	-19.8%

Total Minority Interest	(2,875)	(3,885)	-26.0%	(10,838)	(12,695)	-14.6%

Income from Continuing Operations	5,869	8,179	-28.2%	22,810	28,848	-20.9%

Discontinued Operations
Income from Discontinued Operations	7,178	7,034	2.0%	22,114	22,477	-1.6%
Gain (Loss) on Disposal of Discontinued Operations	10,531	388	2614.2%	21,832	10,762	102.9%
Minority Interest in Discontinued Operations	(4,838)	(2,103)	130.1%	(12,138)	(9,822)	23.6%

Income from Discontinued Operations	12,871	5,319	142.0%	31,808	23,417	35.8%

Net Income	18,740	13,498	38.8%	54,618	52,265	4.5%

Dividends to Preferred Shareholders	(3,695)	(3,696)	0.0%	(14,781)	(15,284)	-3.3%
Preferred Share Issuance Costs	—	—		—	(4,451)	-100.0%

Net Income Available to Common Shareholders	$15,045	$9,802	53.5%	$39,837	$32,530	22.5%

Earnings per Share - Basic Continuing Operations	$0.08	$0.17	-52.9%	$0.30	$0.37	-18.9%
Discontinued Operations	0.47	0.20	135.0%	1.17	0.94	24.5%

EPS - Basic	$0.55	$0.37	48.6%	$1.47	$1.30	13.1%

Earnings per Share - Diluted Continuing Operations	$0.08	$0.17	-52.9%	$0.29	$0.36	-19.4%
Discontinued Operations	0.46	0.20	130.0%	1.16	0.93	24.7%

EPS - Diluted	$0.54	$0.37	45.9%	$1.45	$1.29	12.4%

4Q04	- 2 -	NYSE: CLP

COLONIAL PROPERTIES TRUST
Financial Statements
Fourth Quarter 2004

FOURTH QUARTER FUNDS FROM OPERATIONS (FFO) RECONCILIATION

($ in 000s, except per share data)	Three Months Ended			Twelve Months Ended
	12/31/2004	12/31/2003		12/31/2004	12/31/2003
Net Income Available to Common Shareholders	$15,045	$9,802	53.5%	$39,837	$32,530	22.5%
Minority Interest in CRLP (Operating Ptr Unitholders)	5,655	3,770	50.0%	15,202	13,644	11.4%

Total	20,700	13,572	52.5%	55,039	46,174	19.2%

Adjustments - Consolidated Properties
Depreciation - Real Estate	24,466	20,221	21.0%	90,659	79,006	14.7%
Amortization - Real Estate	3,819	1,188	221.5%	9,482	4,367	117.1%
Remove: Gain/(Loss) on Sale of Property	(5,845)	(2,036)	187.1%	(19,517)	(18,463)	5.7%
Include: Gain/(Loss) on Sale of Undepreciated Property	1,424	2,050	-30.5%	4,357	8,040	-45.8%

Total Adjustments - Consolidated	23,864	21,423	11.4%	84,981	72,950	16.5%

Adjustments - Unconsolidated Properties
Depreciation - Real Estate	1,649	1,000	64.9%	4,562	3,844	18.7%
Amortization - Real Estate	7	15	-53.3%	89	83	7.2%
Remove: Gain/(Loss) on Sale of Property	(6,267)	—		(7,061)	—
Include: Gain/(Loss) on Sale of Undepreciated Property	—	—		—	—

Total Adjustments - Unconsolidated	(4,611)	1,015	-554.3%	(2,410)	3,927	-161.4%

Funds from Operations	$39,953	$36,010	10.9%	$137,610	$123,051	11.8%

FFO per Share
Basic	$1.06	$0.98	7.6%	$3.67	$3.47	5.7%
Diluted	$1.05	$0.97	7.7%	$3.64	$3.45	5.5%

Pursuant to the definition of Funds from Operations (“FFO”) adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), FFO is calculated by adjusting net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciated property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis.

The Company believes that FFO is useful to investors because it provides an additional indicator of the Company’s financial and operating performance. This is because, by excluding the effect of real estate depreciation and gains (or losses) from sales of properties (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO can facilitate comparison of operating performance among equity REITs. FFO is a widely recognized measure in the Company’s industry. FFO does not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to net cash flows from operating activities (determined in accordance with GAAP), as a measure of our liquidity, or as an indicator of our ability to make cash distributions.

FOURTH QUARTER SHARES AND UNITS OUTSTANDING, WEIGHTED

(shares and units in 000s)	Three Months Ended			Twelve Months Ended
	12/31/2004	12/31/2003		12/31/2004	12/31/2003
Basic
Shares	27,467	26,267	4.6%	27,121	24,965	8.6%
Operating Partnership Units (OP Units)	10,323	10,390	-0.6%	10,347	10,451	-1.0%

Total Shares & OP Units	37,790	36,657	3.1%	37,468	35,416	5.8%

Dilutive Common Share Equivalents	372	398	-6.6%	341	266	28.1%

Diluted
Shares	27,839	26,665	4.4%	27,462	25,231	8.8%
Total Shares & OP Units	38,162	37,055	3.0%	37,808	35,682	6.0%

4Q04	- 3 -	NYSE: CLP

COLONIAL PROPERTIES TRUST
Financial Statements
Fourth Quarter 2004

FOURTH QUARTER SEGMENT DATA & RECONCILIATION

	Three Months Ended			Twelve Months Ended
	12/31/2004	12/31/2003		12/31/2004	12/31/2003
Net Operating Income (NOI)
Divisional Same-Property NOI
Multifamily	16,294	15,440	5.5%	61,260	59,250	3.4%
Office	15,799	15,791	0.1%	63,238	65,224	-3.0%
Retail	28,085	27,699	1.4%	99,805	98,323	1.5%

Total Same-Property	60,178	58,930	2.1%	224,303	222,797	0.7%

Less: Unconsolidated Assets	(989)	(857)		(3,492)	(2,939)

Same-Property NOI, Consolidated	59,189	58,073		220,811	219,858

Divisional Non Same-Property NOI
Multifamily	6,096	635		14,037	2,640
Office	2,016	242		6,718	602
Retail	7,028	2,999		18,652	10,841

Total Non-Same Property	15,140	3,876		39,407	14,083

Less: Unconsolidated Assets	(2,198)	(1,819)		(6,633)	(3,388)

Non Same-Property NOI, Consolidated	12,942	2,057		32,774	10,695

Divisional Total NOI
Multifamily	22,390	16,075	39.3%	75,297	61,890	21.7%
Office	17,815	16,033	11.1%	69,956	65,826	6.3%
Retail	35,113	30,698	14.4%	118,457	109,164	8.5%

Total Divisional NOI	75,318	62,806	19.9%	263,710	236,880	11.3%

Less: NOI, Unconsolidated	(3,187)	(2,676)		(10,125)	(9,355)
Less: Discontinued Operations	(7,844)	(9,145)		(28,989)	(31,906)
Unallocated Corporate Rev	3,648	811		8,282	4,578
Other Expense	(274)	(7)		(497)	(57)
General & Administrative Expenses	(9,078)	(4,480)		(27,208)	(19,481)
Depreciation	(23,926)	(18,324)		(84,475)	(72,093)
Amortization	(4,845)	(2,080)		(13,411)	(7,762)

Income from Operations, restated for additional discontinued operations	29,812	26,905		107,287	100,804
Total Other Income (Expense)	(21,068)	(14,852)		(73,639)	(59,261)

Income from Continuing Operations before Extraordinary Items, Minority Interest and Discontinued Operations, as restated for additional discontinued operations	8,744	12,053		33,648	41,543

Add: Discontinued Operations Income, post 4Q 2003	—	6,907		—	22,224

Income from Continuing Operations before Extraordinary Items, Minority Interest and Discontinued Operations, per corresponding 10-K or 10-Q	8,744	18,960		33,648	63,767

Divisional NOI is defined as total property revenues, including unconsolidated partnerships and joint ventures, less real estate expenses (such items as repairs and maintenance, payroll, utilities, property taxes, insurance, advertising, management fees).

The Company believes Total Divisional NOI (and other NOI measures aggregating segment data) is useful to investors as a meaningful indicator of property level operating performance and current market conditions affecting the Company . Additionally, the Company also believes Total Divisional NOI (and such other NOI measures) is useful to investors because NOI is commonly used industry-wide to evaluate and compare property level operating results of real estate companies, allowing investors to view the Company in comparison to these other real estate companies. The Company cautions investors that other real estate companies may calculate Total Divisional NOI on a basis different than the Company. In addition, Total Divisional NOI (and such other NOI measures) should not be viewed as a substitute measure of performance for GAAP income from continuing operations or other applicable GAAP performance measures.

4Q04	- 4 -	NYSE:CLP